                                                                   Exhibit 3.116

                            ARTICLES OF INCORPORATION
                                       OF
                              THE GOULD GROUP, INC.

I, the undersigned natural person of the age of eighteen (18) years or more, who is a citizen of the State of Texas, acting as the incorporator of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation.

                                   ARTICLE I.

The name of the corporation is THE GOULD GROUP, INC.

                                   ARTICLE II.

The period of its duration is perpetual.

                                  ARTICLE III.

The purpose for which the corporation is organized is:

(1) To transact any business and to do and perform any and all acts and things authorized by Article 2.01 of the Texas Business Corporation Act, as amended, or which may be authorized in the future by amendment thereto.

(2) To purchase, manufacture, market, assemble, fabricate, produce, import, receive, lease as lessee or otherwise acquire, own, hold, store, use, repair, service, maintain, mortgage, pledge or otherwise encumber, sell, assign, lease as lessor, distribute, export or otherwise dispose of and generally deal with and in as principal, agent or otherwise, goods, wares, merchandise and personal property of all kinds and descriptions.

(3) To establish, maintain and conduct any sales, service or merchandise business in all its aspects for the purpose of selling, purchasing, licensing, renting, leasing, operating, franchising, and otherwise dealing with personal services, instruments, machines, appliances, inventions, trademarks, trade names, patents, privileges, processes, improvements, copyright and personal property of all kinds and descriptions.

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(4) To serve as manager, consultant, representative, agent or advisor for other persons, associations, corporations, partnerships and firms.

(5) To purchase, take, receive, lease or otherwise acquire, own, hold, use, improve and otherwise deal in and with, sell, convey, mortgage, pledge, lease, exchange, transfer and otherwise dispose of liens on real estate, real property, chattels real and estates, interests, and rights and equities of all kinds in lands; and to engage in the business of managing, supervising and operating real property, buildings and structures to negotiate and consummate for itself or for others leases with respect to such properties, to enter into contracts and arrangements either as principal or as agent for the maintenance, repair and improvement of any property managed, supervised, or operated by the Corporation; to engage in and conduct any business or activity incident, necessary, advisable or advantageous to the ownership of property, building, and structures, managed, supervised or operated by the Corporation.

(6) To enter into or become an associate, member, shareholder, or partner in any firm, association, partnership (whether limited, general or otherwise), company, joint stock company, syndicate or corporation, domestic or foreign, formed or to be formed to accomplish any lawful purpose, and to allow or cause the title to any estate, right or interest in any property (whether real, personal or mixed), owned, acquired, controlled, or operated by or in which the Corporation has any interest, to remain or be vested or registered in the name of or operated by any firm association, partnership (whether limited, general or otherwise), company, joint stock company, syndicate, or corporation, domestic or foreign, formed to accomplish any of the purposes enumerated herein.

(7) To acquire the goodwill, rights, assets, stock and other property, and to undertake or assume the whole, or any part of, the obligations for liabilities of any person, firm, association or corporation.

(8) To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes, or the attainment of any of the powers hereinbefore set forth, either alone, or in association with other corporations, firms, partnerships and individuals and to do every other act or acts, thing or things incidental or pertinent to or growing out of or connected with the aforesaid business or powers or any part or parts thereof; provided, the same be not inconsistent with the laws under which this Corporation is organized.

                                   ARTICLE IV.

The aggregate number of shares which the corporation shall have authority to issue is 1,000,000 shares of Common Stock, having a par value of $.10 cents per share.

                                   ARTICLE V.

The corporation will not commence business until it has received for the issuance of its shares consideration at least equal to the aggregate value of One-Thousand Dollars ($1,000.00), consisting of money, labor done or property actually received.

                                   ARTICLE VI.

The shareholders of the corporation shall have preemptive rights.

                                  ARTICLE VII.

At each election of directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him with respect to each of the persons nominated for election as a director and for whose election he has a right to vote. Each shareholder shall also be entitled to cumulate his votes by giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares owned by such shareholder, or by distributing such votes on the same principle among any number of such candidates.

                                  ARTICLE VIII.

Except to the extent such power may be modified or divested by action of shareholders representing a majority of the issued and outstanding shares of the capital stock of the corporation taken at any regular or special meeting of the shareholders, the power to adopt, alter, amend or repeal the bylaws of the corporation shall be vested in the Board of Directors.

                                   ARTICLE IX.

The post office address of the corporation's initial registered office is 1107 Grinnell, Richardson, Texas 75081, and the name of its initial registered agent at such address is Steven C. Reece.

                                   ARTICLE X.

The initial Board of Directors shall consist of three (3) directors; however, thereafter, the bylaws shall fix the number of directors constituting the Board at not less than three (3) nor more than fifteen (15). The names and addresses of the persons who shall serve as the directors of the corporation until the first annual meeting of the shareholders or until their successors are elected and qualified are:

          (1)   STEVEN C. REECE
                1107 Grinnell
                Richardson, Texas 75081

          (2)   KEVIN R. BOWER, M.D.
                5636 South Lakeshore Dr.
                #624
                Shreveport, Louisiana 71119

          (3)   RON WEISS #5 The Beeches
                Woodbury, New York 11797


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

                                   ARTICLE XI.

The name and address of the incorporator of the corporation is as follows:

                                NATHAN ALLEN, JR.
                             8828 Greenville Avenue
                               Dallas, Texas 75243

IN WITNESS WHEREOF, I have hereunto set my hand, this 22 day of April, 1991.


/s/ NATHAN ALLEN, JR
-------------------------------------
NATHAN ALLEN, JR.

STATE OF TEXAS     Section
                   Section
COUNTY OF DALLAS   Section

I, a Notary Public in and for Dallas County, Texas, do hereby certify that on this 22nd day of April, 1991, personally appeared before me NATHAN ALLEN, JR., being by me first duly sworn, declared that is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.


/s/ Betty J. Gonzalez
-------------------------------------
Notary Public in and for the
State of Texas


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

                              ARTICLES OF AMENDMENT

                        TO THE ARTICLES OF INCORPORATION

                            OF THE GOULD GROUP, INC.

Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to the Articles of Incorporation of the corporation.

ARTICLE ONE: The name of the corporation is THE GOULD GROUP, INC.

ARTICLE TWO: The following amendments to the Articles of Incorporation were adopted by the shareholders of the corporation on September 3rd, 1991. The amendments alter Article I of the Articles of Incorporation of the corporation.

1. Article I of the Articles of Incorporation is hereby amended in its entirety to be and read as follows:

                                   "ARTICLE I

The name of the corporation is Quantum HealthCare Management Group, Inc."

ARTICLE THREE: The number of shares of the corporation outstanding at the time of such adoption was 10,000 shares of common stock, and the number of shares entitled to vote thereon was 10,000.

ARTICLE FOUR: The number of shares voted for such amendment was 10,000; the number of shares voted against such amendment was -0-.

Dated: September 3rd, 1991.

THE GOULD GROUP, INC.


By: /s/ Steven C. Reece
    ---------------------------------
Name: Steven C. Reece
Title: Pres.


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

                              ARTICLES OF AMENDMENT

                        TO THE ARTICLES OF INCORPORATION

                  OF QUANTUM HEALTHCARE MANAGEMENT GROUP, INC.

Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to the Articles of Incorporation of the corporation.

ARTICLE ONE: The name of the corporation is QUANTUM HEALTHCARE MANAGEMENT GROUP, INC.

ARTICLE TWO: The following amendments to the Articles of Incorporation were adopted by the shareholders of the corporation on September 25, 1991. The amendments alter Article I of the Articles of Incorporation of the corporation.

1. Article I of the Articles of Incorporation is hereby amended in its entirety to be and read as follows:

                                   "ARTICLE I

The name of the corporation is The Gould Group, Inc."

ARTICLE THREE: The number of shares of the corporation outstanding at the time of such adoption was 10,000 shares of common stock, and the number of shares entitled to vote thereon was 10,000.

ARTICLE FOUR: The number of shares voted for such amendment was 10,000; the number of shares voted against such amendment was -0-.

Dated: September 25, 1991.

QUANTUM HEALTHCARE MANAGEMENT GROUP, INC.


/s/ Steven C. Reece                   9/25/91
-------------------------------------
Steven C. Reece, President


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

                    STATEMENT OF CHANGE OF REGISTERED OFFICE
                         BY A TEXAS DOMESTIC CORPORATION

1. The name of the corporation is The Gould Group, Inc.

2. The address, including street and number, of its present registered office as shown in the records of the Secretary of State of Texas prior to filing this statement is 1107 Grinnell, Richardson, Texas 75081.

3. The address, including street and number, to which its registered office is to be changed is 400 Chisholm, Suite 412, Plano, Texas 75075.

4. The name of its registered agent as shown in the records of the Secretary of State of Texas prior to filing this statement is Steven C. Reece.

5. There will be no change in the registered agent subsequent to the filing of this statement.

6. The address of its registered office and the address of the business office of its registered agent, as changed, will be identical.

7. Such change was authorized by its Board of Directors.

THE GOULD GROUP, INC.


By: /s/ Steven C. Reece
    ---------------------------------
    Steven C. Reece, President


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

                     STATEMENT OF CHANGE OF REGISTERED AGENT
                            BY THE GOULD GROUP, INC.
                               a Texas corporation

1. The name of the corporation is THE GOULD GROUP, INC.

The corporation's charter number is #1189997

2. The address of the CURRENT registered office as shown in the records of the Texas Secretary of State is 400 Chisolm, #412, Plano, Texas 75075.

3. The address of the NEW registered office is 1717 Main Street, Suite 5200, Dallas, Texas 75201.

4. The name of the CURRENT registered agent as shown in the records of the Texas Secretary of State is Steven C. Reece.

5. The name of the NEW registered agent is Leonard M. Riggs, Jr., M.D.

6. Following the changes shown above, the address of the registered office and the address of the office of the registered agent will continue to be identical, as required by law.

7. The changes shown above were authorized by unanimous consent of the Board of Directors of the corporation.


/s/ Leonard M. Riggs, Jr., M.D.,
--------------------------------------
Leonard M. Riggs, Jr., M.D., President

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION

Pursuant to the provisions of article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to the Articles of Incorporation:

                                   ARTICLE ONE

The name of the Corporation is THE GOULD GROUP, INC.

                                   ARTICLE TWO

The following amendment to the Articles of Incorporation was adopted by the sole shareholder of the Corporation on July 17, 1997. The amendment alters Article X of the Articles of Incorporation of the Corporation.

The first sentence of Article X of the Articles of Incorporation is deleted in its entirety and replaced with the following:

"The initial Board of Directors shall consist of three (3) directors; however, thereafter, the bylaws shall fix the number of directors constituting the Board at not less than two (2) or more than fifteen (15)."

                                  ARTICLE THREE

The number of shares of the corporation outstanding at the time of such adoption was one thousand (1,000) and the number of shares entitled to vote thereon was one thousand (1,000).

                                  ARTICLE FOUR

The number of shares voted for such amendment was one thousand (1,000); the number of shares voted against such amendment was zero (0).

Dated: July 17, 1997.

THE GOULD GROUP, INC.


By: /s/ William F. Miller III
    ---------------------------------
    William F. Miller III
    Vice President


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

                            ASSUMED NAME CERTIFICATE

1. The assumed name under which the business or professional service is or is to be conducted or rendered is EmCare of North Texas.

2. The name of the incorporated business or profession as stated in its Articles of Incorporation or comparable document is The Gould Group, Inc.

3. The state, country, or other jurisdiction under the laws of which it was incorporated is Texas, and the address of its registered or similar office in that jurisdiction is 1717 Main Street, Suite 5200, Dallas, TX 75201.

4. The period, not to exceed ten years, during which the assumed name will be used is 10 years.

5. The corporation is a business corporation.

6. The corporation is required to maintain a registered office in Texas. The address of the registered office is 1212 Guadalupe, Austin, TX 78701 and the name of the registered agent at such address is National Registered Agents. The address of the principal office is 1717 Main Street, Suite 5200, Dallas, TX 75201.

7. The counties where business or professional services are being or are to be conducted or rendered under such assumed name are all Texas counties.

THE GOULD GROUP, INC.


By: /s/ Scott W. Roloff
    --------------------------------------
Name: Scott W. Roloff
Title: Senior Vice President and Secretary


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

STATE OF TEXAS     Section
                   Section
COUNTY OF DALLAS   Section

Before me on this ___ day of July, 1998, personally appeared Scott W. Roloff and acknowledged to me that he executed the foregoing certificate for the purposes therein expressed.


/s/ Paulette G. Lockwood
-------------------------------------
Notary Public in and for
State of Texas

My Commission Expires:
7/18/01
(Notary Seal)


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